Exhibit 4(xx)
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
OFFICER’S CERTIFICATE
Creating the Floating Rate Debentures, Series due February 4, 2028
Matthew R. Geoffroy, Assistant Treasurer of NextEra Energy Capital Holdings, Inc. (the “Company”), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A hereto, but which are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and pursuant to Sections 201 and 301 of the Indenture, does hereby certify to The Bank of New York Mellon (the “Trustee”), as Trustee under the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999 between the Company and the Trustee, as amended (the “Indenture”), that:
1.The securities to be issued under the Indenture in accordance with this certificate shall be designated “Floating Rate Debentures, Series due February 4, 2028” (referred to herein as the “Debentures of the Eighty-Sixth Series”) and shall be issued in substantially the form set forth as Exhibit A hereto.
2.The Debentures of the Eighty-Sixth Series shall be issued by the Company in the initial aggregate principal amount of $500,000,000.00. Additional Debentures of the Eighty-Sixth Series, without limitation as to amount, having the same terms as the Outstanding Debentures of the Eighty-Sixth Series (except for the issue date of the additional Debentures of the Eighty-Sixth Series and, if applicable, the initial Interest Payment Date (as defined in Exhibit A hereto)) may also be issued by the Company pursuant to the Indenture without the consent of the Holders of the then-Outstanding Debentures of the Eighty-Sixth Series. Any such additional Debentures of the Eighty-Sixth Series as may be issued pursuant to the Indenture from time to time shall be part of the same series as the then-Outstanding Debentures of the Eighty-Sixth Series.
3.The Debentures of the Eighty-Sixth Series shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, on the Stated Maturity Date. The “Stated Maturity Date” means February 4, 2028.
4.The Debentures of the Eighty-Sixth Series shall bear interest as provided in the form set forth as Exhibit A hereto.
5.Each installment of interest on a Debenture of the Eighty-Sixth Series shall be payable as provided in the form set forth as Exhibit A hereto.
6.Registration of the Debentures of the Eighty-Sixth Series, and registration of transfers and exchanges in respect of the Debentures of the Eighty-Sixth Series, may be effectuated at the office or agency of the Company in New York City, New York. Notices and demands to or upon the Company in respect of the Debentures of the Eighty-Sixth Series may be served at the office or agency of the Company in New York City, New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration, registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its

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agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Debentures of the Eighty-Sixth Series.
7.The Debentures of the Eighty-Sixth Series will not be redeemable at the option of the Company prior to the Stated Maturity Date.
8.So long as all of the Debentures of the Eighty-Sixth Series are held by a securities depository in book-entry form, the Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Debentures of the Eighty-Sixth Series shall be the close of business on the Business Day immediately preceding such Interest Payment Date; provided, however, that if any of the Debentures of the Eighty-Sixth Series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day immediately preceding such Interest Payment Date.
9.If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the Eighty-Sixth Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:
(A)an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Eighty-Sixth Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of said Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Eighty-Sixth Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency and setting forth the amount thereof; or
(B)an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Debentures of the Eighty-Sixth Series, or the applicable portion of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effectuated.

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10.The Debentures of the Eighty-Sixth Series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by NextEra Energy, Inc., as Guarantor (the “Guarantor”), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York Mellon (as Guarantee Trustee) (the “Guarantee Agreement”). The following shall constitute “Guarantor Events” with respect to the Debentures of the Eighty-Sixth Series:
(A)the failure of the Guarantee Agreement to be in full force and effect;
(B)the entry by a court having jurisdiction with respect to the Guarantor of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
(C)the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding seeking for the Guarantor to be adjudicated bankrupt or insolvent, or the consent by the Guarantor to the entry of a decree or order for relief in respect of itself in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by the Guarantor of an assignment for the benefit of creditors, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.
Notwithstanding anything to the contrary contained in the Debentures of the Eighty-Sixth Series, this certificate or the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Debentures of the Eighty-Sixth Series within sixty (60) days after the occurrence of such Guarantor Event at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of redemption unless, within thirty (30) days after the occurrence of such Guarantor Event, S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. (if the Debentures of the Eighty-Sixth Series are then

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rated by those rating agencies, or, if the Debentures of the Eighty-Sixth Series are then rated by only one of those rating agencies, then such rating agency, or, if the Debentures of the Eighty-Sixth Series are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Debentures of the Eighty-Sixth Series shall be investment grade (i.e., in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).
11.With respect to the Debentures of the Eighty-Sixth Series, each of the following events shall be an additional Event of Default under the Indenture:
(A)the consolidation of the Guarantor with or merger of the Guarantor into any other Person, or the conveyance or other transfer or lease by the Guarantor of its properties and assets substantially as an entirety to any Person, unless
(i)    the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or other transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the obligations of the Guarantor under the Guarantee Agreement; and
(ii)    immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; or
(B)the failure of the Company to redeem the Outstanding Debentures of the Eighty-Sixth Series if and as required by Paragraph 10 hereof.
12.If a Guarantor Event occurs and the Company is not required to redeem the Debentures of the Eighty-Sixth Series pursuant to Paragraph 10 hereof, the Company will provide to the Trustee and the Holders of the Debentures of the Eighty-Sixth Series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of either of those Sections; provided, that if the Company is, at that time, subject to the reporting requirements of either of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to either of those Sections will satisfy the foregoing requirement. The provision of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt or deemed receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture.

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13.The Debentures of the Eighty-Sixth Series will be initially issued in global form registered in the name of Cede & Co. (as nominee of The Depository Trust Company). The Debentures of the Eighty-Sixth Series in global form shall bear the depository legend in substantially the form set forth as Exhibit A hereto. The Debentures of the Eighty-Sixth Series in global form will contain restrictions on transfer, substantially as described in the form set forth as Exhibit A hereto.
14.No service charge shall be made for the registration of transfer or exchange of the Debentures of the Eighty-Sixth Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange.
15.The Company has reserved the right, without any consent, vote or other action by Holders of the Debentures of the Eighty-Sixth Series, or of any other series of Securities issued after December 1, 2021, to amend the Indenture as follows:
(A)To amend the second sentence of Section 402 thereof to read as follows:
“The Company shall, at least 20 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed.”

(B)To amend the first sentence of Section 404 thereof to read as follows:
“Except as otherwise specified as contemplated by Section 301 for Securities of any series, notice of redemption shall be given in the manner provided in Section 106 to the Holders of the Securities to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date.”

16.The Debentures of the Eighty-Sixth Series shall have such other terms and provisions as are provided in the form set forth as Exhibit A hereto.
17.The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Eighty-Sixth Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made.
18.The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.
19.In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with.

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20.In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the Debentures of the Eighty-Sixth Series requested in the accompanying Company Order No. 64 have been complied with.

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IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company this 4th day of February, 2025 in Minneapolis, Minnesota.

MATTHEW R. GEOFFROY
Matthew R. Geoffroy
Assistant Treasurer

    Exhibit A

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a limited purpose company organized under the New York Banking Law (“DTC”), to NextEra Energy Capital Holdings, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No. _______________    CUSIP No. __________
[FORM OF FACE OF DEBENTURE]
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
FLOATING RATE DEBENTURES, SERIES DUE FEBRUARY 4, 2028
NEXTERA ENERGY CAPITAL HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the “Company,” which term includes any successor Person under the Indenture (as defined below)), for value received, hereby promises to pay to
, or registered assigns, the principal sum of ____________________ Dollars on February 4, 2028 (the “Stated Maturity Date”). The Company further promises to pay interest on the principal sum of this Floating Rate Debenture, Series due February 4, 2028 (this “Security”) to the registered Holder hereof at the Interest Rate (as defined on the reverse of this Security), in like coin or currency, quarterly on February 4, May 4, August 4 and November 4 of each year (each an “Interest Payment Date”) until the principal hereof is paid or duly provided for, such interest payments to commence on May 4, 2025. Interest on the Securities of this series will accrue (i) from and including February 4, 2025 to but excluding the first Interest Payment Date and thereafter will accrue from and including the last Interest Payment Date to which interest has either been paid or duly provided for to but excluding the next Interest Payment Date, (ii) in the case of the last such period, from and including the Interest Payment Date immediately preceding the Stated Maturity Date to but excluding the Stated Maturity Date, or (iii) in the case of a redemption of the Securities of this series, from and including the Interest Payment Date immediately preceding a date fixed for redemption (each, a “Redemption Date”) to but excluding such Redemption Date (each an “Interest Period”). No interest or other payment will accrue on the Securities of this series with respect to the day on which the Securities of this series mature. The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year and the actual number of days in the Observation Period (as defined on the reverse of this Security). The interest so payable, and punctually paid or duly provided for, on an Interest Payment Date will, as provided in the Indenture referred to on the reverse of this Security (the “Indenture”), be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record

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Date” for such interest installment, which shall be the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the Securities of this series are held by a securities depository in book-entry form; provided that if any of the Securities of this series are not held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the fifteenth (15th) calendar day immediately preceding such Interest Payment Date; and provided further that interest payable on the Stated Maturity Date or a Redemption Date will be paid to the same Person to whom the associated principal is to be paid. Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Person who is the Holder of this Security on such Regular Record Date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto.
Reference is hereby made to the further provisions of this Security set forth on the reverse of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place. (All capitalized terms used in this Security which are not defined herein, including the reverse of this Security, but which are defined in the Indenture or in the Officer’s Certificate, shall have the meanings specified in the Indenture or in the Officer’s Certificate.)
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse of this Security by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in                                        .

NEXTERA ENERGY CAPITAL HOLDINGS, INC.

By:

[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION
Dated:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as
Trustee

By:

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[FORM OF REVERSE OF DEBENTURE]
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of June 1, 1999 (herein, together with any amendments thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on February 4, 2025 creating the series designated on the face hereof (herein called the “Officer’s Certificate”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.
Interest and Payment. The Securities of this series shall bear interest at a variable rate per annum (the “Interest Rate”) equal to Compounded SOFR (as defined below), plus 0.80% (0.80%, the “Margin”).
If any Interest Payment Date falls on a day that is not a Business Day, the Company will make the interest payment on the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case (other than in the case of the Stated Maturity Date or a Redemption Date) the Company will make the interest payment on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest or other payment will accrue as a result of the delay in payment. If the Stated Maturity Date or a Redemption Date of the Securities of this series falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement.
On each Interest Payment Determination Date (as defined below) relating to the applicable Interest Payment Date, the Calculation Agent (as defined below) will calculate the amount of accrued interest payable on the Securities of this series by multiplying (i) the outstanding principal amount of the Securities of this series by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest rate on the Securities of this series be less than zero.
“Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, initially The Bank of New York Mellon.
Compounded SOFR. “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

(	SOFR IndexEnd	–)	x	360
	SOFR IndexStart			dc

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where:
“SOFR IndexStart” = For periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value on January 31, 2025;
“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or, in the final Interest Period, relating to the Stated Maturity Date or, in the case of a redemption of the Securities of this series, relating to the applicable Redemption Date); and
“dc” is the number of calendar days in the relevant Observation Period.
For purposes of determining Compounded SOFR,
“Interest Payment Determination Date” means the date that is two U.S. Government Securities Business Days before each Interest Payment Date (or, in the final Interest Period, before the Stated Maturity Date or, in the case of a redemption of the Securities of this series, before the applicable Redemption Date).
“Observation Period” means, in respect of each Interest Period, the period from and including the date that is two U.S. Government Securities Business Days preceding the first date in such Interest Period to but excluding the date that is two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or, in the final Interest Period, preceding the Stated Maturity Date or, in the case of a redemption of the Securities of this series, preceding the applicable Redemption Date).
“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)the SOFR Index value as published by the SOFR Administrator (as defined below) as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:
(2)if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

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“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary in the Securities of this series, the Officer’s Certificate or the Indenture, if the Company or its designee (which may be an independent financial advisor or any other designee of the Company (any of such entities, a “Designee”)) determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Securities of this series.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Interest Rate for each Interest Period on the Securities of this series will be an annual rate equal to the sum of the Benchmark Replacement and the applicable margin.
SOFR Index Unavailable Provisions. If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website, currently located at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Absent willful misconduct, bad faith or manifest error, the calculation of the applicable Interest Rate for each Interest Period by the Calculation Agent, or in certain circumstances described below, by the Company (or its Designee) will be final and binding on the Company, the Trustee, and the Holders of the Securities of this series.
None of the Trustee, Paying Agent, Security Registrar or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark

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Replacement Adjustment (as defined below), or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes (as defined below) are necessary or advisable, if any, in connection with any of the foregoing. In connection with the foregoing, each of the Trustee, Paying Agent and Registrar and Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company (or its Designee) without independent investigation, and none will have any liability for actions taken at the direction of the Company in connection therewith.
None of the Trustee, Paying Agent, Security Registrar or Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties described in the Securities of this series, the Officer’s Certificate or the Indenture as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information contemplated by the Securities of this series, the Officer’s Certificate or the Indenture and reasonably required for the performance of such duties. In connection with any determinations made under the subsection “Effect of Benchmark Transition Event” below, none of the Trustee, Paying Agent, Registrar or Calculation Agent shall be responsible or liable for the actions or omissions of the Company (or its Designee), or for any failure or delay in the performance by the Company (or its Designee), nor shall any of the Trustee, Paying Agent, Registrar or Calculation Agent be under any obligation to oversee or monitor the performance of the Company (or its Designee).
Effect of Benchmark Transition Event.
Benchmark Replacement. If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Securities of this series in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.
Decisions and Determinations. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to the benchmark replacement provisions described in this subsection “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the Securities of this series, the Officer’s Certificate or the Indenture, shall become effective without consent from the holders of the Securities of this series or any other party.

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Certain Defined Terms. As used herein, the following terms have the following meanings:
“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:
(1)the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2)the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and
(3)the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and
(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.
The Benchmark Replacement Adjustment shall not include the Margin specified herein and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Securities of this series.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including

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changes to the definitions or interpretations of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary or practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

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“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.
“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Redemption. The Securities of this series shall not be redeemable at the option of the Company prior to the Stated Maturity Date.
The Securities of this series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by NextEra Energy, Inc., as Guarantor (the “Guarantor”), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York Mellon (as Guarantee Trustee) (the “Guarantee Agreement”). The following shall constitute “Guarantor Events” with respect to the Securities of this series:
(A)the failure of the Guarantee Agreement to be in full force and effect;
(B)the entry by a court having jurisdiction with respect to the Guarantor of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more

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entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
(C)the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding seeking for the Guarantor to be adjudicated bankrupt or insolvent, or the consent by the Guarantor to the entry of a decree or order for relief in respect of itself in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by the Guarantor of an assignment for the benefit of creditors, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.
Notwithstanding anything to the contrary contained in the Securities of this series, the Officer’s Certificate, or the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Securities of this series within sixty (60) days after the occurrence of such Guarantor Event at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of redemption unless, within thirty (30) days after the occurrence of such Guarantor Event, S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. (if the Securities of this series are then rated by those rating agencies, or, if the Securities of this series are then rated by only one of those rating agencies, then such rating agency, or, if the Securities of this series are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Securities of this series shall be investment grade (i.e., in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).
If a Guarantor Event occurs and the Company is not required to redeem the Securities of this series pursuant to the preceding paragraph, the Company will provide to the Trustee and the Holders of the Securities of this series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of either of those Sections; provided, that if the Company is, at that time, subject to the reporting requirements of either of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to either of those Sections will satisfy the foregoing requirement.

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The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer’s Certificate described above.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment to the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be thus affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holders of the specified percentages in principal amount of the Securities of this series shall be conclusive and binding upon all current and future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

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The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

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